AMENDMENT TO DEPOSIT AGREEMENT dated as of September 24, 2012 (this “Amendment”) among SBERBANK OF RUSSIA (the “Company”), THE BANK OF NEW YORK MELLON, as depositary (the “Depositary”), and all Owners and Holders from time to time of American Depositary Shares issued under the Deposit Agreement referred to herein.

W I T N E S S E T H :

WHEREAS, the Company and the Depositary entered into a Deposit Agreement dated as of June 27, 2011 (the “Deposit Agreement”) for the purposes set forth in that agreement;

WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary wish to amend the Deposit Agreement with regard to the obligations of Owners and Holders to disclose beneficial ownership of American Depositary Shares and certain other requirements of Russian law;

NOW, THEREFORE, the Company and the Depositary hereby agree as follows:

1. Section 1.04 of the Deposit Agreement is hereby amended to read as follows:

“The term “Custodian” shall mean the principal Moscow office of Sberbank of Russia, as agent of the Depositary appointed for the purposes of this Deposit Agreement, and any other Russian company meeting the eligibility requirements set forth by Russian law (including, in particular, any requirements that may apply as a result of any Shares not being offered in Russia simultaneously with their offering outside of Russia) that may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05 as substitute or additional custodian or custodians hereunder, or all of those custodians collectively, as the context shall require.”

2. Section 1.11 of the Deposit Agreement is hereby amended to read as follows:

“The term “Holder” shall mean any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person, but that is not the Owner of that Receipt or those American Depositary Shares. “Holder” includes any clearing agency or book-entry settlement system, including, without limitation, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, that holds American Depositary Shares on behalf of its members, participants or account holders.”

3. Section 2.09 of the Deposit Agreement is hereby amended to read as follows:

“The Depositary may only execute and deliver American Depositary Shares pursuant to Section 2.03 upon receipt of Shares pursuant to Section 2.02.

Notwithstanding the above, unless the Company has advised the Depositary that it is prohibited under Russian law (taking into account, in particular, any requirements that may apply as a result of any Shares not being offered in Russia simultaneously with their offering outside of Russia), the Depositary may deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 (a “Pre-Release”). The Depositary may, pursuant to Section 2.05, deliver Shares upon the surrender of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released. The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom American Depositary Shares or Shares are to be delivered, that such person, or its customer, owns the Shares or American Depositary Shares to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.”

4. Section 3.04 of the Deposit Agreement is hereby amended to read as follows:

“Each Owner and Holder that, together with its affiliates, beneficially owns American Depositary Shares representing in the aggregate more than 1% of the total outstanding Shares shall disclose to the Depositary when requested to do so its full registered name, address and holdings of American Depositary Shares and the same information about its affiliates holding American Depositary Shares. The Depositary shall notify Owners of the obligation set forth in the preceding sentence at least once in each calendar year, and that notice may be combined with a notice to Owners of any meeting of holders of Shares. Upon written request of the Company, the Depositary shall furnish to the Company all information received by it under this Section 3.04, to the extent that disclosure is permitted under applicable law.

In order to comply with applicable laws and regulations or the articles of association or similar document of the Company, the Company or the Depositary may from time to time request each Owner and Holder to provide to the Depositary information relating to: (a) the capacity in which it holds American Depositary Shares, (b) the identity of any other persons or entities then or previously interested in those American Depositary Shares and the nature of those interests and (c) any other matter where disclosure of such matter is required for that compliance.   Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to a request of that kind.  Each Holder of American Depositary Shares consents to the disclosure by Owner or other Holder through which it holds American Depositary Shares, directly or indirectly, of all information responsive to a request of that kind that is known to that Owner or other Holder.

The Depositary will have no duty to furnish any information sought pursuant to the provisions described in the two preceding paragraphs that is not furnished to it by the relevant Owner or Holder.

To the extent that applicable law or regulations provide that deposited Shares for which required disclosures have not been received may be deprived of rights such as rights to receive distributions or to exercise voting rights, the Depositary shall, to the extent practicable, comply with reasonable written instructions received by it from the Company to withhold those rights from Owners of some or all of the American Depositary Shares, and Owners and Holders hereby consent to that withholding of rights.”

5. Paragraph 8 of Exhibit A to the Deposit Agreement is hereby amended to read as follows:

“The Depositary may only execute and deliver American Depositary Shares pursuant to Section 2.03 of the Deposit Agreement upon receipt of Shares pursuant to Section 2.02 thereof.

Notwithstanding the above, unless the Company has advised the Depositary that it is prohibited under Russian law (taking into account, in particular, any requirements that may apply as a result of any Shares not being offered in Russia simultaneously with their offering outside of Russia), the Depositary may deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a “Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the surrender of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released. The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom American Depositary Shares or Shares are to be delivered, that such person, or its customer, owns the Shares or American Depositary Shares to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.”

6. Paragraph 27 of Exhibit A to the Deposit Agreement is hereby amended to read as follows:

“Each Owner and Holder that, together with its affiliates, beneficially owns American Depositary Shares representing in the aggregate more than 1% of the total outstanding Shares shall disclose to the Depositary when requested to do so its full registered name, address and holdings of American Depositary Shares and the same information about its affiliates holding American Depositary Shares. The Depositary shall notify Owners of the obligation set forth in the preceding sentence at least once in each calendar year, and that notice may be combined with a notice to Owners of any meeting of holders of Shares. Upon written request of the Company, the Depositary shall furnish to the Company all information received by it under Section 3.04 of the Deposit Agreement, to the extent that disclosure is permitted under applicable law.

In order to comply with applicable laws and regulations or the articles of association or similar document of the Company, the Company or the Depositary may from time to time request each Owner and Holder to provide to the Depositary information relating to: (a) the capacity in which it holds American Depositary Shares, (b) the identity of any other persons or entities then or previously interested in those American Depositary Shares and the nature of those interests and (c) any other matter where disclosure of such matter is required for that compliance.   Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to a request of that kind.  Each Holder of American Depositary Shares consents to the disclosure by Owner or other Holder through which it holds American Depositary Shares, directly or indirectly, of all information responsive to a request of that kind that is known to that Owner or other Holder.

The Depositary will have no duty to furnish any information sought pursuant to the provisions described in the two preceding paragraphs that is not furnished to it by the relevant Owner or Holder.

To the extent that applicable law or regulations provide that deposited Shares for which required disclosures have not been received may be deprived of rights such as rights to receive distributions or to exercise voting rights, the Depositary shall, to the extent practicable, comply with reasonable written instructions received by it from the Company to withhold those rights from Owners of some or all of the
American Depositary Shares, and Owners and Holders hereby consent to that withholding of rights.”

7. Unless otherwise specifically defined herein, each term used herein that is defined in the Deposit Agreement has the meaning assigned to such term in the Deposit Agreement.

8. The Depositary shall give the Owners notice of this Amendment. The foregoing amendments shall be effective 30 days after the date of that notice.

9. Except for the foregoing amendments, the Deposit Agreement shall remain in full force and effect in accordance with its terms.

10. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, SBERBANK OF RUSSIA and THE BANK OF NEW YORK MELLON have duly executed this Amendment as of the date first above written.

SBERBANK OF RUSSIA

By:________________________________ Name:

Title:

THE BANK OF NEW YORK MELLON

By:_________________________________

Name:

Title: